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[PRICEWATERHOUSECOOPERS LOGO]



                                                                    EXHIBIT 14.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001 Annual Report to Shareholders of the Columbia Strategic Value Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Accounting Services and Financial Statements" in the Statement of Additional Information of Columbia Strategic Value Fund, Inc. dated February 25, 2002, which have also been incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Portland, Oregon
August 21, 2002